Exhibit 99.1

New Energy Systems Group Signs New US Partner

SHENZHEN, China, Feb 22 , 2012 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically-integrated original design manufacturer and distributor of Anytone® and MeePower® branded consumer backup power systems for mobile devices and Kim Fai solar panels and solar related application products to service municipal power applications, today announced that Shenzhen Anytone Technology Co., Ltd. ("Anytone"), a subsidiary of the Company, signed an agreement with New Trent Inc. (“New Trent”) to manufacture New Trent’s products to be sold in the U.S. and UK in 2012.

New Trent, based in Freemont, California, is a retailer and distributor of mobile power devices for use with leading consumer electronic, smart phone, digital camera and mobile computing devices manufactured by companies such as Apple, RIM, IBM and Dell.   New Trent sells products to online and retail locations under its brand name.

New Trent signed an agreement with Anytone to produce two “New Trent” branded recharging devices for sales in the US and UK markets. Anytone models 8800BD and M700 are flexible, back up mobile power devices that can be used to recharge and power phones and tablets manufactured by a variety of manufacturers. Model M700 is an innovated design which allows the users to power their devices without preparing any accessories. Both models can fully recharge depleted power sources in devices faster than those devices’ original chargers. As part of the agreement, NewTrent undertakes to sell $1.0 million products in its first year of the partner relationship with Anytone. New Energy’s “Anytone” or “MeePower” brands are not included in this agreement.

Mr. Weihe “Jack” Yu, Chairman and CEO of New Energy Systems Group said “Through several steps of discussion and testing after the Consumer Electronics Show 2012 in Las Vegas, we are pleased to sign our agreement to sell Anytone made products in the U.S.  With a strong portfolio of products for consumer electronic devices and accessories, we are focused on expanding our sales outside of China, where we hope to realize higher average selling prices and margins.”

About New Energy Systems Group

 New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company's end-user consumer products are sold under the Anytone® brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to consumer products sold for back-up power needs, New Energy Systems Group also manufactures and sells Kim Fai solar panels for a wide variety of applications for the municipality markets in China and for export. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
www.newenergysystemsgroup.com

INVESTOR RELATIONS
MZ
John Mattio, SVP
Tel: US +1-212-301-7130
Email: john.mattio@hcinternational.net
www.mz-ir.com